UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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LCNB Corp.

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LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 28, 2009

TO THE SHAREHOLDERS OF LCNB CORP.:

You are cordially invited to attend the annual meeting of the shareholders of LCNB Corp. to be held on Tuesday, April 28, 2009 at 10:00 a.m. at the principal executive offices of LCNB Corp. at 2 North Broadway, Lebanon, Ohio 45036, for the purpose of considering and acting on the following:

1.

Electing three Class I directors to serve until the 2012 annual meeting.

2.

Approving, on an advisory (non-binding) basis, LCNB’s compensation of executive officers as disclosed in the accompanying Proxy Statement.

3.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 23, 2009 will be entitled to vote at the meeting.

By Order of the Board of Directors

Stephen P. Wilson

Chief Executive Officer

March 23, 2009

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2009

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of LCNB Corp. (also referred to as "LCNB" or the "Company"), in connection with the annual meeting of shareholders to be held at 10:00 a.m. on April 28, 2009 at the principal executive offices of LCNB located at 2 North Broadway, Lebanon, Ohio 45036, or at any adjournments thereof.

The meeting has been called for the following purposes: (i) to elect three Class I directors each for a three year term, (ii) to approve, on an advisory  (non-binding) basis, LCNB’s compensation of executive officers as disclosed in the accompanying Proxy Statement, and (iii) to transact any other business that may properly come before the meeting or any adjournments thereof.

This Proxy Statement and the accompanying notice of meeting are being mailed to shareholders on or about March 23, 2009.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

LCNB Common Stock can be voted at the annual meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies may be revoked by (i) written notice to the Secretary of LCNB (addressed to LCNB Corp., P.O. Box 59, Lebanon, Ohio 45036, Attention: Secretary); (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting; or (iii) in open meeting at any time before it is voted.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted for the nominees for directors set forth below and for the non-binding approval of LCNB’s executive officer compensation program.  The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the meeting and (iii) any other business that may properly come before the meeting or any adjournments thereof.  At this time it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by LCNB, and the cost of soliciting proxies will be borne by LCNB.  In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers and employees of LCNB who will receive no compensation in addition to their regular compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Each of the shares of LCNB common stock (the "Common Stock") outstanding on February 23, 2009, the record date of the meeting, is entitled to one vote on all matters coming before the meeting.  As of February 23, 2009, LCNB had 6,687,232 shares of Common Stock issued and outstanding.  Only shareholders of record on the books of the Company on February 23, 2009 will be entitled to vote at the meeting either in person or by proxy.  The presence at the meeting of at least a majority of the shares, in person or by proxy, will be required to constitute a quorum at the meeting.

Shareholders of LCNB have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of LCNB, not less than 48 hours before the time fixed for holding the meeting, that any shareholder desires that the voting be cumulative.  Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of shares of Common Stock owned by that person, or to distribute his votes on the same principal among two or more candidates as the shareholder sees fit.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

As of December 31, 2008, the wholly-owned subsidiary of LCNB, LCNB National Bank (the "Bank"), beneficially owned 13.40% of LCNB's Common Stock through the operations of the Bank's Trust Department. Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who, directly or indirectly, has or shares voting power or investment power over such security.

The table below further describes the beneficial ownership of Common Stock by the Bank.

Name of Beneficial

Number of Shares of Common Stock

Percentage of

                      Owner

            Beneficially Owned

           Common Stock

LCNB National Bank

896,079(1)

    13.40%

(1)

The shares of Common Stock reflected in this table are held in trust, agency or custodial capacities by LCNB National Bank.  In its capacity, LCNB National Bank has shared power to vote and/or dispose of the shares reflected in this table.

There has been no change in control of LCNB since the date of the holding company conversion in 1999 effected through the merger between LC Interim Bank, a wholly-owned subsidiary of the Company, and the Bank pursuant to which all of the shareholders of the Bank became all of the shareholders of the Company in the same proportion as their prior interests in the Bank.

The following table sets forth, as of December 31, 2008, the ownership of Common Stock by management of LCNB, including (i) the Common Stock beneficially owned by each director, nominee for director and named executive officer of LCNB and (ii) the Common Stock beneficially owned by all officers, directors and nominees for director as a group.

Name, Position(s) of Beneficial Owner or Director	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding

Stephen P. Wilson(2) Chairman, CEO	132,523	1.98%
David S. Beckett(3) Director	21,818	0.33%
Spencer S. Cropper(4) Director	15,280	0.23%
Kathleen Porter Stolle(5) Director, Secretary	53,830	0.80%
George L. Leasure(6) Director, Assistant Secretary	29,090	0.44%
William H. Kaufman(7) Director	72,505	1.08%
Steve P. Foster Director, President	16,166	0.24%
Joseph W. Schwarz(8) Director	8,500	0.13%
Rick L. Blossom Director	2,000	0.03%
D.J. Benjamin Jackson Senior Executive Vice President	36,806	0.55%
Bernard H. Wright, Jr.(9) Senior Executive Vice President	54,689	0.82%
Eric J. Meilstrup Executive Vice President	2,322	0.03%

Leroy F. McKay Executive Vice President	6,480.010%
Robert C. Haines II Executive Vice President, Chief Financial Officer	635	0.01%
Matthew P. Layer Executive Vice President	1,642	0.02%
John S. Calhoun Executive Vice President	11,000	0.16%
All directors and officers as a group (16 persons)	459,560	6.87%

(1)

The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the Director or officer whose share ownership is shown. Includes shares subject to outstanding options which are exercisable by such individuals within 60 days as follows: Stephen P. Wilson, 10,643 shares, D.J. Benjamin Jackson, 6,006 shares, Bernard H. Wright, Jr., 5,413 shares, Steve P. Foster, 5,730 shares, and Eric J. Meilstrup, 2,162 shares.

(2)

Includes 112,880 shares held jointly with Mr. Wilson’s spouse.

(3)

Does not include 400 shares held as trustee

(4)

Does not include 654 shares held in a Family Limited Partnership in which Mr. Cropper owns .25% interest.

(5)

Includes 30,400 shares held in an irrevocable trust of which Ms. Stolle is one of several beneficiaries.

(6)

Includes 21,320 shares held jointly with Mr. Leasure's spouse, 1,600 shares owned by Mr. Leasure's spouse, and 6,170 shares held in trust.

(7)

Includes 33,200 shares held in trust, 16,800 shares held jointly with Mr. Kaufman's spouse, and 6,200 shares owned by Mr. Kaufman's spouse.

(8)

Includes 400 shares owned by Mr. Schwartz’s spouse.

(9)

Includes 3,240 shares held by Mr. Wright’s spouse. Does not include 98,000 shares held as Co-Trustee  of a charitable trust.

On January 9, 2009, LCNB entered into a letter agreement with the U.S. Department of the Treasury under the Troubled Assets Relief Program Capital Purchase Program, pursuant to which LCNB received $13.4 million in exchange for 13,400 shares of LCNB's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a ten-year warrant to purchase up to 217,063 shares of LCNB's common stock at an initial exercise price of $9.26 per share.  LCNB’s primary intent is to use the capital infusion to increase lending and provide additional capacity to deal with potential negative effects of challenging and uncertain economic conditions..  For additional information regarding this agreement, see the Current Report on Form 8-K filed by LCNB on January 9, 2009.

PROPOSAL 1.   ELECTION OF DIRECTORS

LCNB's Regulations provide that its business shall be managed by a board of directors of  not less than five nor more than fifteen persons.  LCNB's Articles of Incorporation divide such directors into three classes as nearly equal in number as possible and set their terms at three years.  The board of directors currently has nine members, with Class I having three members, Class II having three members, and Class III having three members.

Assuming that at least a majority of the issued and outstanding Common Shares are present at the meeting so that a quorum exists, the nominees for director of LCNB receiving the most votes will be elected as directors.

For the election of Class I director, the Board of Directors has nominated:

Stephen P. Wilson

David S. Beckett

Spencer S. Cropper

Messrs.Wilson, Becket and Cropper have been nominated to serve as Class I directors until the 2012 annual meeting of shareholders and until their respective successors are elected and qualified.  All of the nominees are incumbent directors whose present terms will expire at the 2009 annual meeting.

It is intended that common shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.  At this time it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The following table sets forth information concerning the nominees for the Class I directors of LCNB.

Nominees for Directors

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson	58	Banker, CEO and Chairman of the Board of the Bank	Director, CEO and Chairman of the Board	1982	2009
David S. Beckett	37	President and Director of Dakin Insurance Agency, Inc.	Director	2000	2009

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Spencer S. Cropper	36	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2009

The Board of Directors recommends that shareholders vote for the election of the nominees.

PROPOSAL 2.   ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (the “ARRA”), signed into law on February 17, 2009, includes a provision requiring participants in the U.S. Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “CPP”), including LCNB, to permit an annual shareholder vote regarding the approval of the compensation of executives as disclosed pursuant to the rules of the Securities and Exchange Commission.  This requirement will apply to participants in the CPP during any period in which any obligation arising from financial assistance provided to the participant under the CPP remains outstanding.  Under the ARRA, the shareholder vote on executive compensation (i) is advisory only and, therefore, not binding on the Board of Directors of the CPP participant, (ii) may not be construed as overriding any decision by the CPP participant’s Board of Directors, and (iii) does not create or imply any additional duty on such Board.

Accordingly, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve LCNB’s executive officer compensation policies and procedures as described under the “Compensation Discussion and Analysis” section, the compensation tables and any other related material concerning executive officer compensation included in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse LCNB’s executive officer compensation program.  Shareholders are encouraged to review in this Proxy Statement the section entitled “Compensation Discussion and Analysis” as well as the compensation tables and any other related material concerning executive officer compensation.

The primary objectives of LCNB’s executive officer compensation program are to align the compensation of executives with the long-term interests of LCNB’s shareholders and to provide competitive compensation in order to attract and retain experienced, highly qualified executives that are critical to LCNB’s long-term success and the enhancement of shareholder value.  The Board of Directors of LCNB believes that LCNB’s executive officer compensation program achieves these objectives and, therefore, recommends that shareholders vote for the proposal.

Resolution:

“Resolved, that the shareholders approve the compensation of LCNB’s executive officers as described in the section entitled “Compensation Discussion and Analysis,” the compensation tables and any other related material concerning executive officer compensation included in LCNB’s Proxy Statement for its 2009 Annual Meeting.”

It is intended that the common shares represented by the accompanying form of proxy will be voted for the resolution approving LCNB’s executive officer compensation program, unless contrary instructions are indicated as provided on the proxy card.  If you do not wish your shares to be voted for the resolution, please so indicate on the proxy card.

DIRECTORS AND EXECUTIVE OFFICERS

Except for the beneficial ownership by the Bank of 13.40%of LCNB's Common Stock previously discussed in this Proxy Statement, to LCNB's knowledge, no director, officer or affiliate of LCNB is the owner of record or beneficially of more than 5% of LCNB's Common Stock, or any associate of any such director, officer, affiliate of LCNB or security holder, is an adverse party to LCNB or any of its subsidiaries or has a material interest that is adverse to LCNB or any of its subsidiaries.

The following table sets forth information concerning the directors of LCNB and the executive officers of LCNB.  Included in the table is information regarding each person's principal occupation or employment during the past five years.

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson, 58	Banker, CEO and Chairman of the Board of the Bank	Director, CEO Chairman of the Board	1982	2009
Kathleen Porter Stolle, 61	Attorney at Law and President of Elkay Projects, Inc.	Director, Secretary	1994	2010
George L. Leasure, 76	President and Director of Ghent Manufacturing, Inc.	Director, Assistant Secretary	1994	2011
William H. Kaufman, 65	Attorney at Law	Director	1982	2011
Rick L. Blossom, 61	Consultant, managing partner of Reality Check LLC and former CEO, President and Chairman of the Board of Second Bancorp, Inc. and Second National Bank of Warren, Ohio	Director	2004	2011
Spencer S. Cropper, 36	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2009

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
David S. Beckett, 37	President and Director of Dakin Insurance Agency, Inc.	Director	2000	2009
Joseph W. Schwarz, 73	Real Estate Developer	Director	2004	2010
Steve P. Foster, 56	Banker	Director, President	2005	2010
D.J. Benjamin Jackson, 61	Banker	Senior Executive Vice President, Chief Lending Officer	NA	NA
Bernard H. Wright, Jr., 60	Banker	Senior Executive Vice President, Trust Officer	NA	NA
Eric J. Meilstrup, 41	Banker	Executive Vice President, Cashier	NA	NA
Leroy F. McKay, 57	Banker	Executive Vice President, Trust Officer	NA	NA
Robert C. Haines II, 36	Banker	Executive Vice President, Chief Financial Officer	NA	NA
Matthew P. Layer, 46	Banker	Executive Vice President	NA	NA
John S. Calhoun, 59	Banker	Executive Vice President, Former President/CEO of Sycamore National Bank	NA	NA

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCNB has engaged and intends to continue to engage in the lending of money through the LCNB National Bank, its wholly-owned subsidiary, to various directors and officers of the Company.  These loans to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or other unfavorable features.

In addition to those banking transactions conducted in the ordinary course, the following related transactions were conducted.  Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

The Bank retained the law firm of Kaufman & Florence during 2008 for legal services in connection with various matters arising in the course of the Bank's business.  William H. Kaufman is a partner in Kaufman & Florence.  Additionally, customers of the Bank are charged for certain legal services provided by Mr. Kaufman's firm in the preparation of various documents.  The Bank contemplates using Mr. Kaufman's firm in the future on similar terms, as needed.

The Company does not have a written process of approval and ratification of related party transactions.  However, the Company does adhere to an unwritten policy, whereby before the Company or the Bank enters into any transaction for which the value of the transaction is expected to be at least $120,000, and an interested party in the transaction is a director,  executive officer, an immediate family member of a director or officer, or a shareholder owning 5 percent or greater of the Company's outstanding stock, the Board of Directors must review and approve the transaction.  In reviewing the potential transaction, the directors will consider the fairness of the transaction to the Company, whether the transaction would or could compromise the interested party's independence and judgment, the best interests of the Company, and such other factors determined advisable by the Board of Directors.  In 2008, the Board of Directors reviewed and approved of the related party transaction with Mr. Kaufman's firm, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires LCNB's officers and directors and persons who own more than 10% of a registered class of LCNB's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish LCNB with copies of all Section 16(a) forms they file.  During 2008, George L. Leasure inadvertently filed Form 4, reporting change of ownership, past the due date for such filings.  In 2002 David S. Beckett, and in 2008, Robert C. Haines II, did not file Form 4, reporting change of ownership, when partial shares were sold on their behalf.   Based solely on LCNB’s review of the section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements and with the exception of George L. Leasure, David S. Beckett, and Robert C. Haines II, as noted above, the officers, directors and greater than 10% beneficial owners of LCNB have complied with all applicable filing requirements.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2008, the Board of Directors met on eight occasions. The directors collectively attended 86% of such meetings and no director attended less than 63% of the meetings.  The Company encourages its directors to attend the Annual Meeting of the Shareholders, and in 2008, eight of the nine directors attended the meeting.  Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB. However, each director of LCNB also serves as a director of LCNB National Bank, the banking subsidiary of LCNB, which meets on a weekly basis, for which each is compensated at a rate of $14,000 annually.  In addition, non-employee directors who serve on committees of the Board of Directors receive $150 for each committee meeting attended.  Further, the directors participate like the employees of the Company in the Non-Equity Incentive Plan of the Company, and thus receive cash compensation based upon the success of the Company over the previous year.  In 2008, the directors each received compensation under this plan equal to 11.5% of their annual base compensation and committee meeting fees earned during 2007.

The table below summarizes all compensation paid to the directors of LCNB for their services as directors during fiscal year 2008.

Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Stephen P. Wilson	$14,000	$1,680	$15,680
David S. Beckett	$14,000	$1,680	$15,680
Spencer S. Cropper	$17,300	$1,860	$19,160
Kathleen Porter Stolle	$17,600	$1,986	$19,856
George L. Leasure	$17,450	$1,806	$19,256
William H. Kaufman	$14,000	$1,680	$15,680
Steve P. Foster	$14,000	$1,680	$15,680
Joseph W. Schwarz	$15,350	$2,004	$17,354
Rick L. Blossom	$17,450	$1,860	$19,310

(1)

The compensation paid to the directors of LCNB includes committee fees as follows: S. Cropper, $3,300; K. Stolle, $3,600; G. Leasure, $3,500; J. Schwarz, $1,350; R. Blossom, $3,500. Mr. Wilson, Mr. Beckett, Mr. Kaufman, and Mr. Foster are not independent directors and do not receive committee fees.

(2)

The directors, in addition to their base and committee fees, receive a cash award that corresponds to the Bank’s Non-Equity Incentive Plan. The percentage awarded to the officers is used to calculate the directors’ cash award that year.  The award is paid in the following year. This percentage is multiplied by the directors’ base fee plus the committee fee to arrive at the award. The percentage used for the award paid in 2008 was 11.5%.

The Company has an Audit Committee that serves in a dual capacity as the Audit Committee of the Bank. The members of the Audit Committee are Spencer S. Cropper, Joseph W. Schwarz, and Rick L. Blossom. The Audit Committee met a total of four  times in 2008.  All of the members of the Audit Committee are independent directors. Mr. Blossom serves as the financial expert as defined by the Sarbanes-Oxley Act. The Audit Committee is responsible for engaging independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of the Bank's internal accounting controls. The Board of Directors of the Company have adopted a written charter for the Audit Committee.

The Bank also has a Building Committee, Appraisal Committee, Nominating Committee, Trust Committee, Bond Committee, Pension Committee, and Loan Committee. Each of these committees meet as needed. The Building Committee reviews the facility needs and repair and improvement issues of the Bank and its branch and other office buildings.  The members of the Building Committee are Stephen P. Wilson, David S. Beckett, Joseph W. Schwarz, and William H. Kaufman.  The Appraisal Committee reviews the appraisals conducted by the Bank's real estate appraisers to insure that the appraisals are consistent and accurate.  The members of the Appraisal Committee are Stephen P. Wilson, D.J. Benjamin Jackson, Peter Berninger, Matt Layer and Timothy Sheridan.  The Trust Committee reviews the various trusts accepted by the Trust Department of the Bank, reviews trust investments and advises the trust officers in department operations.  The members of the Trust Committee are Stephen P. Wilson, Kathleen Porter Stolle, Bernard H. Wright, Jr., Leroy

F. McKay, George L. Leasure, S. Diane Ingram, Melanie K. Crane, Bradley Ruppert, and Steve P. Foster.  The Bond Committee reviews the adequacy of the Bank's blanket bond coverage and recommends any changes in coverage to the Board of Directors of the Bank.  The Bond Committee consists of the entire Board of Directors of the Bank. The Pension Committee reviews the Bank’s defined benefit pension plan. The members of the Pension Committee are Stephen P. Wilson, Rick L. Blossom, Spencer S. Cropper, and Steve P. Foster. The Loan Committee reviews the lending procedures of the Bank and reviews and approves requests for loans in excess of the established lending authority of the officers of the Bank.  The Loan Committee consists of the entire Board of Directors of the Bank.

 The Nominating Committee consists of all five of the Company's independent directors: Spencer S. Cropper, Kathleen Porter Stolle, George L. Leasure, Joseph W. Schwarz, and Rick L. Blossom.  The Nominating Committee met four times in 2008 and does not have a charter.  Decisions concerning nominees for the Board of Directors will be made by the nominating committee and ratified by the entire Board. The Board has not adopted a policy with respect to minimum qualifications for board members.  However, in making its nominations, the committee considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

The Company has not received director candidate recommendations from its shareholders and, as such, does not have a formal policy regarding consideration of such recommendations.  However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated. The Company does not intend to treat shareholder recommendations in any manner different from other recommendations.  Shareholders may send director nomination recommendations to Stephen P. Wilson at P.O. Box 59, Lebanon, Ohio 45036.

The Bank has a designated Compensation Committee, which met four times in 2008 and does not have a charter.  This committee consists of the independent directors of the Bank: Spencer S. Cropper, Kathleen Porter Stolle, George L. Leasure,  Joseph W. Schwarz, and Rick L. Blossom. The committee makes compensation recommendations to the Board of Directors for consideration, as further described in the "Compensation of Executive Officers" section below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2008, no executive officer of the Company served on the Board of Directors or compensation committee of any entity that compensates any member of the Company's compensation committee.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

The Company maintains contact information, both telephone and email, on its website under the heading “Contact LCNB.”  By following the Contact link, a shareholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence.  Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication.  In addition, communications received via telephone for the Board of Directors are forwarded to the Board by an officer of the Company.  In addition, shareholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at P.O. Box 59, Lebanon, Ohio 45036.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. These codes of ethics are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of three independent directors.  The responsibilities of the Audit Committee are set forth in the revised charter of the Audit Committee which was adopted by the Board of Directors of the Company on February 17, 2004.  The Audit Committee reviews and revises if necessary the Audit Charter at least annually and presents it to the Board of Directors for approval. The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records and auditors’ compensation.  The Audit Committee reviews the Company’s accounting policies, internal control procedures and systems and compliance activities.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The committee has also reviewed and discussed with J.D. Cloud & Co. LLP ("J.D. Cloud") their independence as auditors, as required to be discussed by SAS 61, as it may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and, as required, has discussed with J.D. Cloud its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

This report has been submitted by the Audit Committee:

Rick L. Blossom

Spencer S. Cropper

Joseph W. Schwarz

MARKET PRICE OF STOCK AND DIVIDEND DATA

Holders and Market Information

LCNB had approximately 700  registered holders of its Common Stock as of December 31, 2008.  The number of shareholders includes banks and brokers who act as nominees, each of whom may represent more than one shareholder.  The Common Stock is currently traded on the Nasdaq Over-The-Counter Bulletin Board service under the symbol “LCNB”.  Several market-makers facilitate the trading of the shares of Common Stock.  Trade prices for shares of LCNB Common Stock, reported through registered securities dealers, are set forth below.  Trades have occurred during the periods indicated without the knowledge of LCNB.

The trade prices shown below are interdealer without retail markups, markdowns or commissions.

2008	High	Low
First Quarter	$13.25	$11.25
Second Quarter	13.25	9.25
Third Quarter	11.50	8.05
Fourth Quarter	10.75	8.00

2007	High	Low
First Quarter	$18.48	$15.00
Second Quarter	17.00	13.05
Third Quarter	14.50	12.50
Fourth Quarter	13.95	11.00

On January 9, 2009, LCNB entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms (the “CPP Agreement”) with the U.S. Department of the Treasury (“Treasury”) under Treasury’s Troubled Assets Relief Program Capital Purchase Program.  Pursuant to the CPP Agreement, LCNB agreed to issue and sell, and Treasury agreed to purchase, (i) 13,400 shares of LCNB’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as so designated by the Board of Directors of LCNB, having a liquidation preference of $1,000 per share (the “Senior Preferred Stock”), and (ii) a ten-year warrant to purchase up to 217,063 shares of LCNB’s common stock, no par value per share, at an initial exercise price of $9.26 per share. The warrant was immediately exercisable upon its issuance and will expire on January 9, 2019.

The Senior Preferred Stock ranks senior to LCNB’s common stock and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.  The Senior Preferred Stock is non-voting, other than class voting rights on:

•

any authorization or issuance of shares ranking senior to the Senior Preferred Stock;

•

any amendment to the rights of the Senior Preferred Stock; or

•

any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred Stock.

Further, if dividends on the Senior Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the holder of the Senior Preferred Stock will have the right to elect two directors. The right to elect directors ends when full dividends have been paid for four consecutive dividend periods.

Dividends

The following table presents cash dividends per share of common stock declared and paid in the periods shown.

	2008	2007
First Quarter	$0.160	$0.155
Second Quarter	0.160	0.155
Third Quarter	0.160	0.155
Fourth Quarter	0.160	0.155

Total	$0.640	$0.620

It is expected that LCNB will continue to pay dividends on a similar schedule, to the extent permitted by business and other factors beyond management’s control. LCNB depends on dividends from its subsidiaries for the majority of its liquid assets, including the cash needed to pay dividends to its shareholders. National banking law limits the amount of dividends the Bank may pay to the sum of retained net income, as defined, for the current year plus retained net income for the previous two years. Prior approval from the Office of the Comptroller of the Currency, the Bank’s primary regulator, would be necessary for the Bank to pay dividends in excess of this amount. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines. Management believes the Bank will be able to pay anticipated dividends to LCNB without needing to request approval.

As long as the Senior Preferred Stock issued to Treasury pursuant to the CPP Agreement is outstanding, LCNB will not be able to pay dividends on any common stock shares or any preferred shares ranking pari passu with the Senior Preferred Stock, unless all dividends on the Senior Preferred Stock have been paid in full.  Cumulative dividends on shares of the Senior Preferred Stock accrue on the liquidation preference of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue, and at a rate of 9% per annum thereafter, if, as and when declared by the Company’s board of directors out of funds legally available therefor. Dividends will be payable on the 15th day of February, May, August and November of each year. Unpaid dividends are compounded (i.e., dividends are paid on the amount of unpaid dividends). The Senior Preferred Stock has no maturity date and ranks senior to LCNB’s common stock with respect to the payment of dividends and distributions.

Equity Compensation Plan Information

The Company has an equity incentive plan that provides stock options to certain executive officers. The plan was established in 2002. The Board established the plan to provide an award to certain executive officers after reaching specific earnings and asset growth goals set at the beginning of each year.

The following table summarizes share and exercise price information about LCNB’s equity compensation plans as of March 1, 2009.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities remaining available for future issuance under any equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	78,242 shares	$13.037	121,758 shares
Equity compensation plans not approved by security holders	NA	NA	NA
Total	78,242 shares	$13.037	121,758 shares

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

LCNB has no direct employees.  All officers and other employees performing services for LCNB are employees of the Bank or the Dakin Insurance Agency. The Compensation Committee is a committee of the Board of Directors, made up of the independent members, and is responsible for developing the Bank's executive compensation principles, policies and programs. These include the compensation to be paid to the Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company and the Bank.  Stephen P. Wilson, Chief Executive Officer and Chairman of the Board, and Steve P. Foster, President, as directors participate in the deliberations concerning executive officer compensation, however, neither of them participate in the deliberations regarding their personal compensation.

The primary objectives of the Bank's executive officer compensation program are to:

•

Provide a direct link between executive officer compensation and the interests of LCNB and LCNB's shareholders by making a portion of executive officer compensation dependent upon the financial performance of the Bank and the consolidated corporation.

•

Support the achievement of the Bank's annual and long-term goals and objectives as determined by the Bank Board;

•

Establish base salaries targeted at a median level for comparable positions within a comparison group of companies in the banking industry with incentive opportunities designed to pay total compensation that are above the median for above median performance.

•

Provide compensation plans and arrangements that encourage the retention of our proven team of executive officers.

The total compensation package of executive officers of the Company and the Bank includes: base salary, annual cash bonuses which may be deferred, and stock options. Executive officers also receive other employee benefits generally available to all employees.

Generally, the named executive officers of the Bank are employed "at will" without severance agreements or employment contracts.  The Company believes that its compensation levels and structure, as well as the Company's culture and intangibles generally alleviate the need for the Company to have such employment agreements with its named executive officers.  However, Mr. Beckett, the President of Dakin Insurance Agency, is employed under an employment agreement.

When the Company purchased Dakin Insurance Agency, Mr. Beckett had a written employment agreement with the agency, and the Compensation Committee has elected to continue to employ Mr. Beckett under such an agreement.  Mr. Beckett’s employment agreement expires on December 31, 2009 and provides that he may not compete against Dakin Insurance Agency or solicit its employees, suppliers or customers for a period of two years after the termination of the agreement. During the term of the agreement, Mr. Beckett’s base annual salary is to be dependent on Dakin Insurance Agency’s normal commissions for the preceding year as well as the contingent commissions for the ten year period ending December 31 of the previous year.  The employment agreement states that Mr. Beckett will be able to participate in the bonus and benefit plans in which the Company’s other executive officers participate.

Annual Base Salaries

In setting annual salaries for the executive officers, the Compensation Committee does not benchmark the salaries of its named executive officers against the salaries of any peer group of individual entities.  The Compensation Committee does, however, consider the salaries set forth in the Ohio Bankers League Bank Compensation & Benefits Survey in setting the compensation for each of the named executive officers.  The Ohio Bankers League Bank Compensation & Benefits Survey publishes the median and other certain percentile salaries of over 300 financial institutions that take part in its survey of financial institutions in Ohio, Illinois and Missouri.  The survey does not individually identify the financial institutions that participate.  When setting each named executive officer's annual salary, the Compensation Committee starts at the median salary for an equivalent position set forth in this survey, and adjusts the salary for each named executive officer based upon such officer's history with the Company, experience overall, and general skill level.  Named executive officers with long histories with the Company and greater years of experience are generally compensated above the baseline provided by the median salary identified in the survey, while named executive officers with short histories with the Company and less experience are generally compensated below such baseline.  The Compensation Committee uses the median salary from this survey as the starting point in setting the annual base salary for its named executive officers because doing so helps to ensure that the Company's compensation remains competitive and the Company is able to uphold its goal of maintaining stable, effective management.   Finally, the Compensation Committee compares the individual performance of the executive measured against the Board of Directors' previously determined subjective performance objectives for each executive for the previous year.  Taking into consideration all of these factors, the Compensation Committee sets each named executive officer's salary.

Performance Objectives

The Bank Board establishes subjective performance objectives for each executive officer on an annual basis.  The performance objectives are tailored to the particular executive officer's area of responsibility within the Bank.  Achievement performance objectives are used by the Compensation Committee in determining cash bonus awards for the named executive officers, as well as a factor in establishing annual base salaries for each upcoming year.  For fiscal year 2008, the executive officers were evaluated based on their performance in the areas set forth below:

Stephen P. Wilson – Act as the Chief Executive Officer of LCNB, providing leadership and motivation to achieve Board approved goals and objectives. Be a spokesperson for LCNB to shareholders, customers, employees, and the media. Ensure the integrity of corporate records and various regulatory reports while supervising compliance with all applicable laws and regulations. Ensure that proper internal controls are in place and followed to protect the integrity of financial reporting. Communicate to the Board the progress toward goals and objectives, compliance issues, policy exceptions, and operational issues and risks.

Robert C. Haines II - Act as the Chief Financial Officer of LCNB, assuring the integrity and accuracy of corporate financial records and various regulatory reports. Supervise the internal auditor, manage the relationship with the internal and external audit firms and act as a liaison to the Board of Director’s Audit Committee. Supervise and direct the Bank’s data processing and item processing functions. Prepare the budget and advise the executive management team and the Board of Directors on progress toward budget goals. Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Steve P. Foster - Act as President of LCNB, participating in setting corporate direction and goals while leading and supporting management in achieving those goals. Manage all LCNB employees to produce a level of profitability that meets or exceeds budgeted sales and income goals. Insure compliance with all applicable laws and regulations governing banking operations. Seek profitable opportunities to expand LCNB through internal growth and acquisition.

D.J. Benjamin Jackson - Act as the Chief Lending Officer of LCNB, supervising the Bank’s loan department to insure compliance with all applicable laws and regulations. Maintain high asset quality in the Bank’s loan portfolio by insuring compliance with the Bank’s loan policy and managing any policy exceptions through the Loan Committee and the Board of Directors. Insure the proper maintenance and control of customer and Bank records to insure the integrity of those records. Manage the growth of the loan department to meet budgeted goals using individual goals, incentives, and marketing. Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Bernard H. Wright, Jr.  – Act as the Senior Trust Officer of LCNB, supervising the Bank’s trust department to insure compliance with all applicable laws and regulations. Promote growth in the trust department to insure its future viability and to continue to meet income goals. Supervise and maximize the return on the security portfolios of the holding company, the Bank, and the trust department. Encourage and supervise the Bank’s brokerage operation. Support shareholder relations by acting as LCNB’s primary contact with LCNB’s transfer agent. Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

David S. Beckett - Act as the President of Dakin Insurance Agency, participating in setting corporate direction and goals while leading and supporting management in achieving those goals. Manage all Dakin Insurance employees to produce a level of profitability that meets or exceeds budgeted sales and income goals. Insure compliance with all applicable laws and regulations governing insurance operations. Seek profitable opportunities to expand Dakin Insurance through internal growth and acquisition.

Cash Bonuses and Option Awards

In addition to the payment of base salary and the provision of standard employee benefits, the Bank’s compensation program provides executive officers the opportunity to earn additional compensation in the form of incentive cash bonuses and option awards.

Cash Bonuses

The cash bonus program for executive officers is based on the performance of the Company and the performance of the executive officer in meeting assigned goals for both the Company and the officer personally. For named executive officers as well as employees of the Bank generally, the Compensation Committee believes that it is important to create an incentive to focus on the profitability and growth of the Company, and so the large majority of bonuses paid to all employees of the Company are based on the Company's performance.  However, realizing that individual performance is not always fully recognizable solely in the Company's performance, the executive officers are also given bonuses based on the achievement of the goals detailed under Performance Objectives that are communicated at the beginning of each year to each executive and are unique to each executive officer’s responsibilities.

In 2008, each named executive officer was eligible to receive a cash bonus based partially on the Company’s performance for 2008 as measured by the return on average assets (ROAA).  Each named executive officer was eligible to receive a cash bonus ranging from 5.50% of that officer’s base salary in the event that the Company’s ROAA was .80% to 20% of that officer’s base salary in the event that the Company’s ROAA was 1.75%.  In 2008, the Company’s ROAA was 1.03%, and so the portion of the cash bonus dependent on the Company’s performance received by the named executive officers was 5.5% of their annual base salary.  In 2007, the Company’s ROAA was 1.08% and so the portion of the cash bonus dependent on the Company’s performance received by the named executive officers was 8.0% of their annual base salary. The table below sets forth all of the potential bonus amounts tied to ROAA for 2007, 2008 and 2009.

Named Executive Officer Potential Bonus Schedule for Cash Bonus Amounts Tied to the Company’s Return on Average Assets
Range of Company’s Return on Average Assets	Cash Bonus as a Percentage of the Named Executive Officer’s Base Salary in 2007	Cash Bonus as a Percentage of the Named Executive Officer’s Base Salary in 2008 and 2009
1.8% and above	--	20%
1.75-1.79%	--	19.0%
1.70-1.74%	20%	18.0%
1.65-1.69%	19.0%	17.0%
1.60-1.64%	17.5%	16.0%
1.55-1.59%	16.5%	15.0%
1.50-1.54%	15.5%	14.0%
1.45-1.49%	14.5%	13.0%
1.40-1.44%	13.5%	12.0%
1.35-1.39%	12.5%	11.0%
1.30-1.34%	11.5%	10.0%
1.25-1.29%	10.5%	9.0%
1.20-1.24%	9.5%	8.0%
1.15-1.19%	9.0%	7.0%
1.10-1.14%	8.0%	6.5%
1.05-1.09%	8.0%	6.0%
1.00-1.04%	8.0%	5.5%
.95-1.99%	7.5%	0%
.90-.94%	6.5%	0%
.85-.89%	6.0%	0%
.80-.84%	5.5%	0%
Below .80%	0%	0%

The other portion of each named executive officer’s cash bonus was awarded based on the achievement of that individual's subjective Performance Objectives set forth above.    In 2007, each named executive officer could earn up to an additional 4% of his base salary for meeting his individual Performance Objectives.  In order to further incentivize personal achievement of the Performance Objectives, the Compensation Committee decided to increase the maximum achievable bonus tied to the executive officer’s individual goals to 6% of the named executive officer’s base salary in 2008.  As can be seen in the table above, the Compensation Committee correspondingly increased the percentage of ROAA that must be achieved by the Company in order for the named executive officers to achieve the same bonus as a percent of their annual salary.  This change further emphasized individual performance, and decreased bonuses for merely adequate Company performance.

Therefore, the largest cash bonus that a named executive officer would have been able to achieve in 2008 was 11.5% of his annual base salary.  The Company believes that it has set the sliding scale for cash bonus compensation so that some level of bonuses are expected to be earned by the named executive officers based on adequate performance of the Company and of the individual named executive officers, but that significantly larger bonuses will only be achieved by exceptional performance both by the Company and by an individual named executive officer.

Option Awards

The Company has an equity incentive plan that provides stock options to certain executive officers. This plan was established in 2002 with the help of a compensation consultant. The Compensation Committee has proposed and the Board ratified a formula for determining the number of options to be awarded to executive officers that, in line with promoting the long term growth of the Company as well as the stability of management, provides for executive officers to be able to receive option awards similar in value to the cash bonuses that they receive. In doing so, the Company uses the following formula:  base salary X matrix factor X 25% / average price per share = options awarded.  The matrix factor used in the formula is derived from a performance matrix created by the Board each year, in December, to be applied for the following year.  The range of matrix factors is from .80 to 1.20.  The y-axis of the matrix is Percentage Growth in Assets Under Management and the x-axis is Earnings Per Share.  "Assets Under Management" means the sum of LCNB total assets, trust and investment assets managed, mortgage loans serviced, business cash management and brokerage account assets.  The intersection on the matrix of the Bank’s actual percentage growth of Assets Under Management and actual Earnings Per Share for the year result in the factor to be used in the option formula.  By using the Earnings Per Share as well as the Percentage Growth of the Assets Under Management, the named executive officers are able to receive bonuses for performance demonstrated in a different way than the performance rewarded by the cash bonuses.  The Compensation Committee believes that basing long term incentive compensation on the growth and profitability of the Company in this way will incentivize the named executive officers to focus on the long term success of the Company by growing the Company and growing the Company profitably.

The following matrix was used in 2008.

		LCNB Stock Award Performance Matrix Guidelines
			As a Multiple of Target Award
			EPS
Growth	$0.82	$0.84	$ 0.86	$ 0.88	$0.90	$0.92	$0.94	$ 0.96	$0.98	$1.00	$ 1.02
6.50%	1.00	1.02	1.04	1.06	1.08	1.10	1.12	1.14	1.16	1.18	1.20
6.00%	0.98	1.00	1.02	1.04	1.06	1.08	1.10	1.12	1.14	1.16	1.18
5.50%	0.96	0.98	1.00	1.02	1.04	1.06	1.08	1.10	1.12	1.14	1.16
5.00%	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08	1.10	1.12	1.14
4.50%	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08	1.10	1.12
4.00%	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08	1.10
3.50%	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08
3.00%	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06
2.50%	0.84	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04
2.00%	0.82	0.84	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02
1.50%	0.80	0.82	0.84	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00

In 2008, based on actual percentage growth in assets under management of 2.02% and earnings per share of $0.99, the matrix factor was 1.00, and in 2007 the matrix factor was 1.04, based on assets under management growth of 7.65% and earnings per share of $0.94. The options are granted by the Board after year-end results are known. The day the Board approves the options is known as the grant date and the exercise price is the market price of the LCNB Corporation stock on that grant date. The options vest according to the following schedule on each anniversary of the Grant Date:

Years after the Grant Date	Vested Percentage

Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
At least 5 but no more than 10	100%

Any options which are vested and not exercised within 10 years from the date of the grant shall be deemed expired and no longer exercisable by the eligible person.

Other Compensation

The Company also provides other compensation to the named executive officers as it determines is necessary or advisable.  Messrs. Wilson and Beckett receive allowances for automobiles and the named executive officers all receive payments for health insurance and long-term disability, as the Compensation Committee has decided that such small perquisites aid in the retention of the named executive officers.

Further, the Company maintains a Supplemental Income Plan for Mr. Wilson.  This plan was entered into in 1996, and provides that Mr. Wilson will receive certain benefits upon his reaching 65 years of age, or a change in control of the Company.  The Company adopted the plan in order to create an additional incentive for Mr. Wilson to continue his service with the Company as its Chief Executive Officer and to provide Mr. Wilson with added security for his retirement or in the case that the Company was sold.  The Company is not currently obligated to make any payments under this plan.

Analysis of Total Mix of Compensation

The Board of Directors feels that the combination of linking  bonus to specific goals for each officer as well as a bonus tied to growth goals for the bank provides the necessary incentives to reach the bank’s objectives. The bonus and the base salary together can provide the executive officer a compensation package that is competitive with peers in the financial industry.

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, for all services rendered to the Company in all capacities (the "named executives"). The named executives are employees of the Bank, except Mr. Beckett, who is President of Dakin Insurance Agency.  The Bank and Dakin Insurance are wholly-owned subsidiaries of LCNB.  This table reflects annual compensation earned by each of the named executives as a result of their service to LCNB, the Bank, or the Dakin Insurance Agency.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation($)	Non-Qualified Deferred Compensation Earnings($)	All Other Compensation	Total ($)
Stephen P. Wilson, Chairman and Chief Executive Officer	2008 2007 2006	$220,000 $216,000 $210,000	$10,167 $ 9,941 $11,942	$25,920 $27,300 $29,725	$149,326 $ 81,063(2) $ 83,513	$ 21,697 $ 25,005(3) $ 25,079	$427,111 $359,309 $360,260
Robert C. Haines II, Executive Vice President and Chief Financial Officer(4)	2008 2007 2006	$ 71,000	N/A	$ 7,920	$ 7,920	$ 3,495	$ 86,585
Steve P. Foster, President(4)	2008 2007 2006	$140,000 $127,000 $120,000	$5,972 $5,678 $6,579	$15,240 $15,600 $16,385	$ 45,454 $ 34,749(2) $ 35,672	$ 19,596 $ 20,028(3) $ 19,550	$226,262 $203,055 $198,187
D.J. Benjamin Jackson, Senior Executive Vice President	2008 2007 2006	$135,000 $128,400 $123,400	$6,038 $5,843 $6,913	$15,408 $16,042 $17,204	$ 45,526 $ 47,325(2) $ 42,392	$ 3,914 $ 4,224(3) $ 4,209	$205,886 $201,834 $194,118
Bernard H. Wright, Jr., Senior Executive Vice President	2008 2007 2006	$121,000 $115,400 $111,400	$5,428 $5,272 $6,237	$13,848 $14,482 $15,530	$ 59,543 $ 36,024(2) $ 32,701	$ 5,410 $ 5,645(3) $ 5,726	$205,228 $176,823 $171,595
David S. Beckett, President, Dakin Insurance Agency	2008 2007 2006	$115,344 $115,703 $105,244	N/A N/A N/A	$9,125 $8,869 $8,720	$ 3,391 $ 5,854 $ 5,158	$ 35,628 $ 27,573(3) $ 27,587	$163,488 $157,999 $146,710

(1)

Assumptions used in determining fair value are disclosed in the footnote “Stock Options and Awards” located on pages 80-81 of LCNB’s Annual Report in Form 10-K for the year ended December 31, 2008.

(2)

Includes above market interest paid on the non-qualified deferred compensation plan as follows: Mr. Wilson, $15,047; Mr. Foster, $8,384; Mr. Jackson, $6,419; and Mr. Wright, $7,366. Currently, the deferred compensation plan is offered  only to Bank officers, thus Mr. Beckett does not participate. The above market interest rate is calculated by subtracting 120% of the federal long-term rate (4.36%) from the rate paid by the Bank on the deferred compensation funds (currently 8%). The resulting difference of 2.77% was used to calculate the above market interest disclosed in the above table.

Also includes the change in aggregate increase in the actuarial present value of the officer’s accumulated benefit under the Bank’s defined benefit plan as follows: Mr. Wilson, $58,631; Mr. Haines, $4,170; Mr. Foster, $28,336; Mr. Jackson, $42,500; Mr. Wright, $30,401; and Mr. Beckett, $5,854. Also includes the change in actuarial present value of Mr. Wilson’s supplemental income plan of $10,890.

(3)

Includes Bank director fees for: Mr. Wilson, $15,680; Mr. Foster, $15,680; and Mr. Beckett, $15,6.

Includes Dakin Insurance director fees for: Mr. Wilson, $300; Mr. Foster, $400; Mr. Jackson, $400; Mr. Wright, $400; and Mr. Beckett, $400.

Includes health and long-term disability payments as follows: Mr. Wilson, $5,028; Mr. Haines, $3,495; Mr. Foster, $3,516; Mr. Jackson, $3,514; Mr. Wright, $5,010,  and Mr. Beckett, $6,136.

Includes auto allowance for Mr. Wilson of $3,589 and Mr. Beckett of $5,100.

Includes commissions for Mr. Beckett of $8,312

(4)

Mr. Foster served as Executive Vice President and Chief Financial Officer through 2007. He was promoted to President on January 1, 2008. Robert C. Haines II was promoted to Executive Vice President and Chief Financial Officer on January 1, 2008. Salaries for 2006 and 2007 for Mr. Foster are reflective of his previous position.  Salaries for 2006 and 2007 for Mr. Haines are not reported, because he was not a named executive officer during that period.

The following table summarizes for fiscal year 2008 each grant of an award under the Company's non-equity and equity incentive plans to the Chief Executive Officer, Chief Financial Officer and the most highly compensated executive officers whose salary exceeds $100,000.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(k)	(l)
Stephen P. Wilson	02/19/08		$20,520	$51,840	3,442	4,303	5,163	$12.55	$10,158
Robert C. Haines II	N/A		$ 6,745	$17,040	N/A	N/A	N/A	N/A	N/A
Steve P. Foster	02/19/08		$12,065	$30,480	2,024	2,530	3,036	$12.55	$ 5,792
D. J. Benjamin Jackson	02/19/08		$12,198	$30,816	2,406	2,558	3,069	$12.55	$ 6,038
Bernard H. Wright, Jr.	02/19/08		$10,963	$27,696	1,839	2,299	2,759	$12.55	$ 5,428
David S. Beckett	02/19/08		$10,992	$27,769	N/A	N/A	N/A	N/A	N/A

(1)

Although the Estimated Future Payouts are provided in the table, the awards were granted in 2008 and are disclosed in the “Summary Compensation Table.”

(2)

Grant Date Fair Value of Option Awards granted on February 19, 2008 calculated as (total number of securities underlying options) multiplied by ($3.76).

The executive officers, as well as all employees participate, in a Non-Equity Incentive Plan. This plan rewards employees based on the financial performance of the Corporation as described in the Compensation Discussion and Analysis. The estimated future payouts for the named officers in the above table are calculated using the ROAA scale established by the Compensation Committee and approved by the Board. The target payout is the first ROAA (0.80%) that is rewarded and the maximum payout is the highest ROAA (1.75%) that is rewarded. The appropriate percentage is multiplied by the officer's base salary to determine the cash award.

Only certain executive officers participate in the Equity Incentive Plan; David S. Beckett does not participate. This plan rewards those officers with stock option grants based on a matrix that includes the growth in assets under management as well as the growth in earnings per share as described in the Compensation Discussion and Analysis. The estimated future payouts at the threshold level used assets under management growth of 3.14% and earnings per share of $0.89 resulting in a factor of 0.80. The estimated future payouts at the target level used assets under management growth of 5.64% and earnings per share of $0.99 resulting in a factor of 1.00. The estimated future payouts at the maximum level used assets under management of 8.14% and earnings per share of $1.09 resulting in a factor of 1.20. These factors, with each officer’s base salary are used to calculate the stock option awards.

The following table summarizes, as of the end of fiscal year 2008, for each of the Company’s Chief Executive Officer, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, information concerning unexercised options and unvested stock and equity incentive plan awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen P. Wilson	4,280(1) 2,256(2) 1,060(3) 529(4) 0(5)	0 564 1,590 2,115 4,475	$13.09 $17.66 $18.95 $17.88 $12.55	02/03/13 01/26/14 01/30/16 02/05/17 02/19/19
Robert C. Haines II (6)	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A	$13.09 $17.66 $18.95 $17.88 $12.55	02/03/13 01/26/14 01/30/16 02/05/17 02/19/19
Steve P. Foster	2,252(1) 1,178(2) 584(3) 302(4) 0(5)	0 294 876 1,208 2,631	$13.09 $17.66 $18.95 $17.88 $12.55	02/03/13 01/26/14 01/30/16 02/05/17 02/19/19
D.J. Benjamin Jackson	2,380(1) 1,242(2) 614(3) 311(4) 0(5)	0 310 920 1,243 2,660	$13.09 $17.66 $18.95 $17.88 $12.55	02/03/13 01/26/14 01/30/16 02/05/17 02/19/19
Bernard H. Wright, Jr.	2,144(1) 1,120(2) 554(3) 280(4) 0(5)	0 280 830 1,122 2,391	$13.09 $17.66 $18.95 $17.88 $12.55	02/03/13 01/26/14 01/30/16 02/05/17 02/19/19

(1)

Vested 20% in 2004, 20% in 2005, 20% in 2006, 20% in 2007, and 20% in 2008

(2)

Vested 20% in 2005, 20% in 2006, 20% in 2007, and 20% in 2008

(3)

Vested 20% in 2007 and 20% in 2008

(4)

Vested 20% in 2008

(5)

Vesting will begin in 2009.

(6)

Mr. Haines was not eligible to participate in the Equity Incentive Plan until 2008

OPTION EXERCISES AND STOCK VESTED

During fiscal year 2008, none of the named executives exercised any options or had any awarded shares of Company stock vest, therefore, the "Option Exercises and Stock Vested" table has been omitted.

Defined Benefit Plan Disclosure

In 1954, the Bank adopted the LCNB National Bank Employees Pension Plan that has been amended from time to time to comply with changes in the law (the "Plan").  The Plan is a defined benefit plan that is available to substantially all of the salaried employees of the Bank and Dakin Insurance.  An employee is eligible to participate in the Plan on July 1st after the attainment of age 21, the completion of 12 months of service, and the completion of at least 1,000 hours of service with the Bank during a plan year.  Participants are eligible for normal retirement after age 65 or the completion of five years of participation in the Plan, whichever is later.  Participants may elect early retirement upon reaching age 60. The Plan provides a monthly retirement benefit to Bank employees upon retirement in an amount equal to 50% of the participant's average monthly compensation, reduced proportionately (a) if the participant who was hired prior to 2002 has less than 15 years of service at the age 65 or (b) if the participant who was hired after 2001 has less than 30 years of service at age 65.  A participant's average monthly compensation is based on the five consecutive years of a participant's employment with the Bank that produce the highest monthly average.  Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of a life annuity (ten years certain).

Effective January 1, 2009, LCNB redesigned its noncontributory defined benefit retirement plan and merged its single-employer plan into a multiple-employer plan.

Effective February 1, 2009, LCNB amended the Plan to reduce benefits for those whose age plus vesting service equaled less than 65 at that date.  Employees whose age plus vesting service equaled  55 to 64 will receive a monthly retirement benefit equal to 40% of the participant’s average monthly compensation.  Employees whose age plus vesting service equaled  less than 55 will receive a monthly retirement benefit equal to 30% of the participant’s average monthly compensation.  Employees who received a benefit reduction under the retirement plan amendments will receive an automatic contribution of 5% (those receiving 40% of monthly compensation) or 7% (those receiving 30% of monthly compensation) of annual compensation into their 401-K plans, regardless of the contributions made by the employees.  These employees will not receive any employer matches to their 401-K contributions. Employees whose age plus vesting service equaled 65 or greater were not impacted.

Also effective February 1, 2009, an enhanced 401-K plan was made available to those hired on or after January 1, 2009 and to those who received benefit reductions from the amendments to the noncontributory defined benefit retirement plan.  Employees hired on or after January 1, 2009 will receive a 50% employer match on their contributions into their 401-K plans, up to a maximum LCNB contribution of 3% of each individual employee’s annual compensation.

Effective February 1, 2009, LCNB established a nonqualified defined benefit retirement plan for certain highly compensated employees.  The nonqualified plan ensures that participants receive the full amount of benefits to which they would have been entitled under the noncontributory defined benefit retirement plan in the absence of limits on benefit levels imposed by certain sections of the Internal Revenue Code.  The terms of the plan are currently being formalized and LCNB expects the final document to be completed during the second quarter 2009.

The following table summarizes, as of the end of fiscal year 2008, for each of the Company’s Chief Executive Officer, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Stephen P. Wilson	Defined Benefit Plan Supplemental Income	33 12	689,988 513,107	None None
Robert C. Haines II	Defined Benefit Plan	14	21,718	None
Steve P. Foster	Defined Benefit Plan	31	329,330	None
D.J. Benjamin Jackson	Defined Benefit Plan	34	496,782	None
Bernard H. Wright, Jr.	Defined Benefit Plan	31	415,292	None
David S. Beckett	Defined Benefit Plan	9	28,852	None

The Defined Benefit Plan’s actuarial assumptions used in 2008 included a discount rate of 5.50%, an expected long-term rate of return for Plan assets of 5.50%, and a future compensation rate increase of 4.00%. The expected long-term rate of return on Plan assets was determined using historic returns on investments, adjusted for expected long-term interest rates.

The Bank also maintains a supplemental income plan for the Chief Executive Officer, Stephen P. Wilson.  This plan began January 1, 1996. Mr. Wilson will receive an estimated annual benefit of $87,000.00 upon retirement at the normal retirement age.  Monthly benefits are determined by calculating 2½% of the executive’s highest monthly average compensation and multiplying that sum by the lesser of the executive’s years of service or ten. This benefit is paid in 120 monthly payments.

The following table summarizes, as of the end of fiscal year 2008, for each of the Company’s Chief Executive Officer, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen P. Wilson	25,920	None	44,491	None	578,837
Robert C. Haines II(3)	N/A	N/A	N/A	None	N/A
Steve P. Foster	15,240	None	24,788	None	322,545
D.J. Benjamin Jackson	15,408	None	18,979	None	247,190
Bernard H. Wright, Jr.	13,848	None	21,778	None	283,410

(1)

The Executive Officers’ contributions are also included in the Summary Compensation Table under Non-

Equity Incentive Plan Compensation.

(2)

The portion of the Aggregate Earnings is also included in the Summary Compensation Table under Non-

Qualified Deferred Compensation Earnings because the Bank is paying an above market rate on the aggregate balances that the Executive Officers have deferred. Those amounts for each officer are: Mr. Wilson, $15,047;

Mr. Foster, $8,384; Mr. Jackson, $6,419; and Mr. Wright, $7,366.

(3)

Mr. Haines was not eligible to participate in the Non-Qualified Deferred Compensation program.

The Bank has a benefit plan which permits executive officers to defer all or a portion of their cash bonus. The deferred compensation balance, which accrued interest at 8% annually, is distributable in cash after retirement or termination of employment either in one lump sum payment or ten equal payments over a period of ten years, in the discretion of the executive officer. Through the Compensation Committee, the LCNB Board of Directors determines the interest rate that will be used to calculate earnings under the plan.  Mr. Beckett does not participate in this plan because he is not employed by the Bank.

Termination and Change in Control Payments

The Company does not have employment agreements with four of its five named executive officers.  Therefore, these officers are employees at will and a termination of these five named executive officers as of December 31, 2008 would not have triggered any payment obligations of the Company under their employment arrangements.  However, under some of the Company’s other benefit plans, the named executive officers would have been entitled to receive payments if a termination or change in control happened on December 31, 2008.  Mr. Beckett is employed pursuant to an employment agreement; however, Mr. Beckett’s employment agreement does not provide for any termination or change in control payments.

The Deferred Compensation Plan provides that in the event of any termination of a named executive officer, or a change in control of the Company, the named executive officers affected by the termination or change in control are entitled to receive the entire amount of the deferred compensation in their account as of the next valuation date after such event.  The named executive officer may elect whether to receive the deferred compensation in one lump sum, or in annual payments over ten years.  Mr. Beckett does not participate in this plan.  In the event that each of the named executive officers experienced a termination event on December 31, 2008, each would be entitled to receive the following amounts under the Deferred Compensation Plan:

Stephen P. Wilson	$578,837
Robert C. Haines II	N/A
Steve P. Foster	$322,545
D.J. Benjamin Jackson	$247,190
Bernard H. Wright, Jr.	$283,410

The Option Award Plan contains a double-trigger change of control clause that provides an acceleration of vesting for the option holder upon a change of control as follows: the period beginning three months prior to the effective date of any change of control of the Company and ending on the first anniversary of such a change of control, one hundred percent of the options granted which have been outstanding for at least six months shall vest and be exercisable by the option holder in the event that (a) the option holder’s status as an employee is involuntarily terminated by the Company for any reason other than cause, or (b) the option holder voluntarily terminates his status as an employee as the result of a material reduction in the option holder’s duties, title, or compensation from the Company.  Thus, if there was a change in control on December 31, 2008 and the named executive officers were terminated or experienced material reductions in their duties, all of the options held by the named executive officers for longer than six months would vest.  Upon such events, the named executive officers would have options convertible into the following amount of shares of the Company’s common stock vest:

Stephen P. Wilson	16,869
Robert C. Haines II	N/A
Steve P. Foster	9,325
D.J. Benjamin Jackson	9,680
Bernard H. Wright, Jr.	8,721

For the purposes of the Deferred Compensation Plan, a change in control would be deemed to have happened if a person or group obtained control of 50% of the Company’s stock, a person or group acquires

35% of the Company’s stock within a 12 month period, a majority of the members of the board of directors are replaced within a 12 month period without the endorsement of a majority of the members of the board, or if any person or group acquires assets from the Company worth at least 40% of the fair market value of all of the assets of the Company.  For the Stock Option Plan, a change in control would be deemed to have happened if a person or group obtained control of 50% of the Company's stock, or a merger or sale of substantially all of the assets, reorganization, or the a majority of the members of the board of directors are replaced, without the approval of the board of directors.

The Company maintains a Supplemental Income Plan for Steve Wilson.  Pursuant to this Supplemental Income Plan, Mr. Wilson would be entitled to payment of the present value of Mr. Wilson’s benefits to be received under the plan in the event that Mr. Wilson died or was disabled on December 31, 2008, or a change of control of the Company or the Bank occurred on that date.  The present value of the benefits under the plan as of December 31, 2008 was $513,107.  In the event that Mr. Wilson left the Company for any other reason (other than for cause) on December 31, 2008, he would not be entitled to receive any acceleration of the payments otherwise due to him under the plan.  If Mr. Wilson was terminated for cause on December 31, 2008, the Company would not have to make any future payments to him under the plan.

For the purposes of the Supplemental Income Plan, a change of control means an acquisition of 30% or more of the Bank’s shares, a reorganization of the Bank where persons who were not stockholders of the Bank prior to the reorganization own more than 50% of the Bank’s stock, a liquidation of the Bank, or a sale of all or substantially all of the Bank’s assets.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management of the Company and has recommended its inclusion in the Company's annual report on Form 10-K and in this Proxy Statement.

The Compensation Committee of LCNB National Bank:

Rick L. Blossom	George L. Leasure Kathleen Porter Stolle
Spencer S Cropper	Joseph W. Schwarz

INDEPENDENT PUBLIC ACCOUNTANTS

The independent registered accounting firm selected by the Audit Committee for the current year is J.D. Cloud & Co., LLP, 1100 Mercantile Center, 120 East Fourth Street, Cincinnati, Ohio.  A representative of J.D. Cloud will be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for the audit of the Company's financial statements and the review of the 10-K for the fiscal year 2008 were $145,000 and were $146,000 for fiscal year 2007.

Audit Related Fees

The aggregate fees billed by J.D. Cloud for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under “Audit Fees” were $24,515 for fiscal year 2008 and were $28,380 for fiscal year 2007.  Audit related fees consist of accounting research/consultation in connection with final Sycamore National Bank acquisition purchase accounting, implementation of new accounting standards, changes resulting from defined benefit plan merger, and other consultation in fiscal year 2008, and acquisition due diligence procedures and related consulting, required procedures related to Form S-4 filing, employee benefit plan audits and accounting research/consultation services in fiscal year 2007.

Tax Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for tax services, were $31,915 for fiscal year 2008, and were $18,256 for fiscal year 2007.  Tax fees consist of $18,915 for other returns and miscellaneous consulting for fiscal year 2008.  Tax fees consist of $13,000 for Federal, state and local income and franchise tax return preparation and $5,256 for other returns and miscellaneous consulting for fiscal year 2007.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company.  The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by J.D. Cloud.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by J.D. Cloud to the Company is compatible with maintaining J.D. Cloud’s independence.

2010 ANNUAL MEETING

In order for any shareholder proposals for the 2010 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at P.O. Box 59, Lebanon, Ohio 45036, prior to November 10, 2009.  The form of proxy distributed by the Company with respect to the 2010 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than management) if the Company does not receive notice of that matter at the above address prior to January 26, 2010.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring other matters before the meeting.  However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors

Stephen P. Wilson

Chairman and Chief Executive Officer

REVOCABLE PROXY

LCNB CORP.

[   ]  PLEASE MARK VOTES

        AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	1. Proposal 1. Election of Directors. The nominees for the Class I Directors to serve a three-year term and until their successors are elected and qualified are:	WITH- FOR ALL FOR HOLD EXCEPT
[ ] [ ] [ ]

Class I - Stephen P. Wilson

Class I - David S. Beckett

Class I - Spencer S. Cropper

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

The undersigned hereby appoints W. Jean Bell, E. James Cochran and Keith C. Nixon, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the annual meeting of the shareholders of said Company scheduled to be held on April 28, 2009 at 10:00 a.m. at 2 North Broadway, Lebanon, Ohio or at any adjournments or recesses thereof.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote on the proposal.

                                                                           FOR   AGAINST   ABSTAIN

2.  Proposal 2.  The adoption of the following     [  ]          [  ]              [  ]

non-binding resolution:

Resolved, that the shareholders approve the compensation of LCNB’s executive officers as described in the section entitled “Compensation Discussion and Analysis,” the compensation tables and any other related material concerning executive officer compensation included in LCNB’s Proxy Statement for its 2009 Annual Meeting.

3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy  when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of Directors

ALL FORMER PROXIES ARE HEREBY REVOKED

Please be sure to sign and date

Date

this Proxy in the box below

Shareholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

LCNB CORP.

P.O. Box 59, Lebanon, Ohio  45036

(Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Please mark, sign, date and mail this proxy in the envelope provided.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.